SECURITIES AND EXCHANGE COMMISSION

     Washington, D. C. 20549



     FORM 8-K

     CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


     Date of Report:  January 23, 1995


     BELLSOUTH CORPORATION
     (Exact name of registrant as specified in its charter)



        Georgia                 1-8607                  58-1533433
     (State or other         (Commission              (IRS Employer
     jurisdiction of          File Number)             Identification
     incorporation)                                    No.)


     1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
           (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code (404) 249-2000

Item 5.  Other Events

        BellSouth Corporation completed a string of record quarters in 1994 with the best fourth quarter in its history. Earnings for the year as a whole also set a record.

        Earnings per share (EPS) were $1.12 in the three months ended December 31, 1994, compared with a loss of 56 cents per share in the final quarter of 1993, which included a restructuring charge of $1.40 per share.

        Strength in its core telecommunications business, cellular customers surpassing 2 million in the U.S., and expense control efforts contributed to BellSouth's record results.

        Revenues in the final three months of 1994 were $4.39 billion, a record for any quarter and a 6.5 percent increase compared with the fourth quarter a year earlier. For the year, record revenues of $16.8 billion exceeded 1993 by $964 million, or 6.1 percent.

        Excluding the effect of all unusual items in both years, EPS of $4.13 in 1994 was a record, and was up 13.2 percent compared with $3.65 in 1993. BellSouth's reported EPS of $4.35 in 1994 was also a record. It compared with reported EPS in 1993 of $1.77, which was after $1.88 in restructuring and other charges.

        BellSouth Telecommunications (BST) made additional strides in responding to competition in 1994. Workforce reductions in its operations totaled more than 4,700 during the year, including those associated with re-engineering and with BST's previously announced restructuring.

        BellSouth grew what was already the largest base of customer access lines in the U.S. at one of the fastest rates in the industry in 1994. The 887,400 increase in the number of access lines surpassed the company's seven-year-old record of 693,500 in 1987. BellSouth served 20,220,000 access lines at the close of 1994, an annual growth rate of 4.6 percent. The record fourth quarter reflected an access line increase of 226,800, best ever for the final three months of the year, and 27 percent higher than the increase of 178,800 in the fourth quarter of 1993.

        BellSouth's cellular customer growth in the fourth quarter was driven by a strong holiday selling season. U.S. cellular customers increased to 2,155,800 at year end, up 38 percent from December 31, 1993. In its overseas cellular operations, customers increased 88 percent during the year, from 192,200 to 361,300. BellSouth began providing service in its ninth international cellular market, Israel, just before the new year.

        Fourth quarter EPS in 1994 included a one-time gain of 8 cents related to the sale of BellSouth's minority interest in an international investment. Excluding that gain, and the effects of the restructuring charge and other unusual items in the fourth quarter a year ago, BellSouth's fourth quarter EPS increased 6.1 percent, to $1.04 in 1994 from 98 cents in 1993.

        Excluding the impact of the restructuring and other unusual charges in 1993, operating expenses at BellSouth Telecommunications increased only 0.7 percent for the year as a whole, and just 0.4 percent in the fourth quarter.

        Annual net income in 1994 was $2.16 billion, compared with $880.1 million in 1993, which reflected the restructuring and other unusual charges.

BELLSOUTH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

                             For the Three Months     For the Twelve Months
                             Ended December 31,       Ended December 31,
                               1993         1994        1993        1994
                             (Unaudited)(Unaudited)              (Unaudited)
Operating Revenues:
  Network and Related
   Services
    Local service            $1,664.4     $1,745.5     $6,577.3    $6,863.1
    Interstate access           763.5        789.0      2,991.2     3,127.2
    Intrastate access           226.1        221.2        881.9       908.3
    Toll                        308.7        291.1      1,219.5     1,190.1
  Directory advertising
   and publishing               426.5        450.6      1,515.4     1,556.0
  Wireless communications       424.3        589.3      1,553.4     2,066.3
  Other services                311.3        307.9      1,141.6     1,133.5
     Total Operating
      Revenues                4,124.8      4,394.6     15,880.3    16,844.5

Operating Expenses:
  Cost of services
   and products               1,461.6      1,536.8      5,865.1     6,043.2
  Depreciation and
   Amortization                 834.7        845.5      3,162.2     3,258.7
  Selling, general
   and administrative           974.6        962.0      3,429.5     3,484.8
  Restructuring charge        1,136.4         -         1,136.4        -
     Total Operating
      Expenses                4,407.3      3,344.3     13,593.2    12,786.7

Operating Income (Loss)        (282.5)     1,050.3      2,287.1     4,057.8
Interest Expense                168.4        169.9        689.0       666.1
Other Income
 (Expense), net                 (26.0)       (13.9)         7.6        11.0

Income (Loss) Before Income
 Taxes, Extraordinary Loss
 and Cumulative Effect of
 Change in Accounting
 Principle                     (476.9)       866.5      1,605.7     3,402.7
Provision for Income Taxes     (224.3)       308.0        571.6     1,242.9

Income (Loss) Before
 Extraordinary Loss and
 Cumulative Effect of Change
 in Accounting Principle       (252.6)       558.5      1,034.1     2,159.8
Extraordinary Loss on Early
  Extinguishment of
   Debt, net of tax             (23.4)        -           (86.6)       -
Cumulative Effect of Change
  in Accounting Principle,
   net of tax                    -            -          (67.4)        -
Net Income (Loss)            $ (276.0)    $  558.5     $  880.1    $2,159.8

Weighted Average Common
  Shares Outstanding            496.5        496.7        496.1       496.6
Dividends Declared
  Per Common Share           $    .69     $    .69     $   2.76    $   2.76
Earnings Per Share:
  Income (Loss) Before
   Extraordinary Loss and
   Cumulative Effect of
   Change in Accounting
   Principle, net of tax     $   (.51)    $   1.12     $   2.08    $   4.35
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax           (.05)        -            (.17)        -
  Cumulative Effect of
   Change in Accounting
   Principle, net of tax         -            -            (.14)        -
     Net Income (Loss)       $   (.56)    $   1.12     $   1.77    $   4.35

BELLSOUTH TELECOMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Millions)

                             For the Three Months     For the Twelve Months
                             Ended December  31,      Ended December 31,
                               1993         1994        1993        1994
                             (Unaudited)  (Unaudited) (Unaudited)
Operating Revenues:
  Network and Related
   Services
    Local service            $1,664.4     $1,745.5     $6,577.3    $6,863.1
    Interstate access           763.5        789.0      2,991.2     3,127.2
    Intrastate access           226.1        221.2        881.9       908.3
    Toll                        308.7        291.1      1,219.5     1,190.1
    Other                       511.4        515.3      1,909.7     1,951.2

     Total Operating
      Revenues                3,474.1      3,562.1     13,579.6    14,039.9

Operating Expenses:
  Cost of services
   and products               1,260.0      1,284.1      5,169.4     5,235.2
  Depreciation and
   Amortization                 764.6        760.7      2,902.6     2,953.6
  Selling, general
   and administrative           664.6        580.6      2,382.1     2,263.4
  Restructuring charge        1,136.4         -         1,136.4        -

     Total Operating
      Expenses                3,825.6      2,625.4     11,590.5    10,452.2

Operating Income (Loss)        (351.5)       936.7      1,989.1     3,587.7
Interest Expense                137.6        140.8        562.6       548.8
Other Income, net                 8.1          5.2         21.4        18.3

Income (Loss) Before
  Income Taxes, Extraordinary
  Loss and Cumulative Effect
  of Change in Accounting
  Principle                    (481.0)       801.1      1,447.9     3,057.2
Provision for Income Taxes     (228.2)       281.5        461.5     1,105.6

Income (Loss) Before
  Extraordinary Loss and
  Cumulative Effect of Change
  in Accounting Principle      (252.8)       519.6        986.4     1,951.6
Extraordinary Loss on Early
  Extinguishment of Debt,
   net of tax                   (23.4)        -          (86.6)       -
Cumulative Effect of Change
  in Accounting Principle,
  net of tax                     -            -           (64.8)      -
Net Income (Loss)            $ (276.2)    $  519.6     $  835.0    $1,951.6

BELLSOUTH CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)

                                                December 31,     December 31,
                                                   1993             1994
                                                                 (Unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                     $   501.5        $   606.5
  Temporary cash investments                         49.0             50.8
  Accounts receivable, net of allowance
   for uncollectibles of $149.6 and $154.1        2,985.2          3,126.6
Material and supplies                               418.7            490.0
  Other current assets                              364.6            353.4
                                                  4,319.0          4,627.3

Investments and Advances                          2,039.4          2,531.5

Property, Plant and Equipment, net              24,667.8          25,162.4

Deferred Charges and Other Assets                  512.2             535.4

Intangible Assets, net                            1,334.9          1,439.9

     Total Assets                               $32,873.3        $34,296.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Debt maturing within one year                 $ 1,838.6        $ 2,018.7
  Accounts payable                                  979.0          1,378.3
  Other current liabilities                       2,943.8          2,886.4
                                                  5,761.4          6,283.4

Long-Term Debt                                    7,380.7          7,435.1

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes               3,465.3          3,546.4
  Unamortized investment tax credits                515.9            443.3
  Other liabilities and deferred credits          2,255.8          2,221.0
                                                  6,237.0          6,210.7
Shareholders' Equity:
  Common stock, $1 par value                        501.6            502.5
  Paid-in capital                                 8,009.4          8,064.2
  Retained earnings                               5,919.3          6,721.1
  Shares held in trust                             (292.6)          (336.2)
  Guarantee of ESOP debt                           (643.5)          (584.3)
                                                 13,494.2         14,367.3
     Total Liabilities & Shareholders' Equity   $32,873.3        $34,296.5

PRELIMINARY (UNAUDITED)


January 23, 1995


BELLSOUTH FINANCIAL HIGHLIGHTS
SELECTED DATA


                                     Three Months Ended      Three Months Ended
                                     December 31, 1993       December 31, 1994


Return to equity                           (7.9%)                   15.7%

Return to average total capital            (2.3%)                    11.7%

Weighted average common shares
 and equivalent shares
 outstanding (millions)                    496.5                   496.7

Earnings (loss) per share              $    (.56)              $     1.12

Dividend per share                     $     .69               $      .69

Property Additions (millions)          $  984.1                $   968.9



                                                   At December 31,
                                            1993                    1994

Common shares outstanding (millions)       496.1                   496.2

Debt ratio                                  40.2%                   39.3%

Total Employees                           95,084                  92,121

PRELIMINARY (UNAUDITED)


January 23, 1995

BELLSOUTH FINANCIAL HIGHLIGHTS
SELECTED DATA


                                   Twelve Months Ended     Twelve Months Ended
                                    December 31, 1993       December 31, 1994


Return to equity                             6.3%                   15.4%

Return to average total capital              6.1%                    11.5%

Weighted average common shares
 and equivalent shares
 outstanding (millions)                    496.1                   496.6

Earnings per share                     $    1.77               $    4.35

Dividend per share                     $    2.76               $    2.76

Property Additions (millions)          $ 3,595.4               $ 3,673.2

PRELIMINARY (UNAUDITED)

January 23, 1995

BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
SELECTED DATA


                                    Three Months Ended     Three Months Ended
                                    December 31, 1993      December 31, 1994

Property Additions (millions)          $    811.8              $   677.3

Interest Charged Construction          $      5.0              $     5.7
 (millions)

Access Minutes of Use (millions):
 Interstate                              13,591.8               14,822.9

 Intrastate                               3,979.1                4,414.0

IntraLATA toll messages (millions)          374.5                  387.6



                                                  At December 31,
                                             1993                  1994

Debt ratio                                   41.3%                 41.0%

Telephone Employees (a)                    77,958                73,764

Network access lines in service
 (thousands)                               19,333                20,220








(a) Beginning in 1994, telephone employees exclude those unrelated to telphone operations; 1993 has been restated.

PRELIMINARY (UNAUDITED)


January 23, 1995

BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
SELECTED DATA


                                    Twelve Months Ended   Twelve Months Ended
                                    December 31, 1993     December 31, 1994

Property Additions (millions)          $  3,059.7              $ 3,108.9

Interest Charged Construction          $     23.7              $    19.7
 (millions)

Access Minutes of Use (millions):
 Interstate                              53,345.0               57,778.1

 Intrastate                              15,260.9               16,887.8

IntraLATA toll messages (millions)        1,511.4                1,558.6

7. Exhibits


        27  Financial Data Schedule

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION



By: /s/Ronald M. Dykes
    Ronald M. Dykes
    Vice President, Comptroller and
     Chief Financial Officer
    January 31, 1995